UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	LEA	New York Stock Exchange

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2019, Lear Corporation held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Election of directors
Thomas P. Capo	52,525,888	349,884	13,544	2,854,385
Mei-Wei Cheng	52,860,723	14,328	14,265	2,854,385
Jonathan F. Foster	50,068,570	2,805,328	15,418	2,854,385
Mary Lou Jepsen	52,761,560	114,555	13,201	2,854,385
Kathleen A. Ligocki	52,571,942	303,986	13,388	2,854,385
Conrad L. Mallett, Jr.	52,257,586	617,714	14,016	2,854,385
Raymond E. Scott	52,849,900	24,879	14,537	2,854,385
Gregory C. Smith	52,684,145	190,168	15,003	2,854,385
Henry D.G. Wallace	51,674,661	1,199,346	15,309	2,854,385

Ratification of appointment of independent registered public accounting firm	54,646,044	1,056,653	41,004	N/A

Advisory approval of Lear Corporation’s executive compensation	51,407,825	1,430,127	51,364	2,854,385
Approval of the Lear Corporation 2019 Long-Term Incentive Stock Plan	50,417,672	2,436,607	35,037	2,854,385

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: May 16, 2019	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

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